Exhibit 10.34

NEUROBO PHARMACEUTICALS, INC.

2019 EQUITY INCENTIVE PLAN

STOCK-BASED AWARD

STOCK UNIT AGREEMENT

The Company hereby awards Stock Units to the Participant named below.  The terms and conditions of the Award are set forth in this cover sheet, in the attached Stock Unit Agreement and in the Plan.  This cover sheet is incorporated into and a part of the attached Stock Unit Agreement (together, the “Agreement”).

Date of Award:           ________________, 202__

Name of Participant:

Number of Stock Units Awarded:

Fair Market Value of a Share on Date of Award:  $_____.___

Vesting Calculation Date:  __________________, [YEAR]

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Stock Unit Agreement and in the Plan.  You are also acknowledging receipt of this Agreement and a copy of the Plan and Plan prospectus.

Participant:
(Signature)

Company:
(Signature)

Title:

Attachment

NEUROBO PHARMACEUTICALS, INC.

2019 EQUITY INCENTIVE PLAN

STOCK-BASED AWARD

STOCK UNIT AGREEMENT

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by this reference.  You and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.  Unless otherwise defined in this Agreement, certain capitalized terms used in this Agreement are defined in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award of Stock Units.  Any prior agreements, commitments or negotiations are superseded.

For purposes of this Agreement, “Service” means Participant’s service as an Employee, Consultant, or non-employee director of the Company or Company Affiliate.  Service will be deemed terminated as soon as the entity to which Service is being provided is no longer either (i) the Company or (ii) an Affiliate.  The Administrator determines when Service commences and when Service terminates.  The Administrator may determine whether any Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in termination of Service for purposes of this Agreement and the Administrator’s decision shall be final, conclusive and binding.

Award of Stock Units	The Company awards you the number of Stock Units shown on the cover sheet of this Agreement. The Award is subject to the terms and conditions of this Agreement and the Plan.
Vesting

As long as you render continuous Service to the Company (or Affiliate), you will become incrementally vested as to one-third of the total number of Stock Units awarded (rounded down to the nearest whole number), as shown above on the cover sheet, on each of the first three anniversaries of the Vesting Calculation Date.  In the event that your Service ceases prior to the third anniversary of the Vesting Calculation Date, you will forfeit to the Company without consideration all of the unvested Stock Units subject to this Award.

Settlement

To the extent a Stock Unit becomes vested and subject to your satisfaction of any tax withholding obligations as discussed below, each vested Stock Unit will entitle you to receive one Share (or a cash amount equal to the Fair Market Value of a Share on such date of vesting and the Administrator in its discretion may decide to settle vested Stock Units with cash and/or Shares)

which will be distributed to you on the applicable vesting date(s) (or the first business day thereafter if the vesting date is not a business day) in exchange for such Stock Unit.  Issuance of such Shares and/or cash shall be in complete satisfaction of such vested Stock Units.  Such settled Stock Units shall be immediately cancelled and no longer outstanding and you shall have no further rights or entitlements related to those settled Stock Units.

Code Section 409A

This Award is not intended to be deferred compensation under section 409A of the Code and will be interpreted accordingly.

Notwithstanding anything to the contrary, if, upon your “separation from service” (as defined in Code Section 409A), you are then a Company “specified employee” (as defined in Code Section 409A), then to the extent necessary to comply with Code Section 409A, the Company shall defer payment of certain of the nonqualified deferred compensation amounts owed to you under this Agreement until the earlier of (i) ten (10) days after the Company receives written confirmation of your death or (ii) the first business day of the seventh month following your separation from service.  Any such delayed payments shall be made to you (or your beneficiaries) without interest.  If settlement of this Award is subject to the foregoing delay in payment, then on or before your separation from service the Company shall determine how many vested Shares subject to this Award (if any) will be settled with cash ("Cash Settled Shares") and the Fair Market Value of a Share as of your separation from service shall be used for purposes of determining the value of this cash amount that will be paid to you (without interest) with respect to the Cash Settled Shares.

Stockholder Rights

Subject to the terms of this Agreement, you shall have all the rights and privileges of a stockholder of the Company only after Shares have been issued to you.  You have no stockholder rights with respect to the Stock Units that you hold.

Leave of Absence

For purposes of this Agreement, while you are a common-law employee, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company (or Affiliate) in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law.  Your Service terminates in any event when the approved leave ends, unless you immediately return to active work.

The Company determines which leaves count for this purpose (along with determining the effect of a leave of absence on vesting of the Award), and when your Service terminates for all purposes under the Plan.

No Assignment

The Stock Units subject to this Award shall not be sold, anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law.  However, this shall not preclude a transfer of vested Stock Units by will or by the laws of descent and distribution.  In addition, pursuant to Company procedures, you may designate a beneficiary who will receive any outstanding vested Stock Units in the event of your death.  Regardless of any marital property settlement agreement, the Company is not obligated to recognize your spouse’s interest in your Award in any way.

Restrictions on Issuance and Resale

The Company will not issue any Shares if the issuance of such Shares at that time would violate any law or regulation.

By signing this Agreement, you agree not to sell, transfer, dispose of, pledge, hypothecate, make any short sale of, or otherwise effect a similar transaction of any Shares acquired under this Award (each a “Sale Prohibition”) at a time when applicable laws, regulations or Company or underwriter trading policies prohibit the exercise or disposition of Shares.  The Company shall have the right to designate one or more periods of time, each of which generally will not exceed one hundred eighty (180) days in length (provided however, that such period may be extended in connection with the Company’s release (or announcement of release) of earnings results or other material news or events), and to impose a Sale Prohibition, if the Company determines (in its sole discretion) that such limitation(s) is needed in connection with a public offering of Shares or to comply with an underwriter’s request or trading policy, or could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities.  The Company may issue stop/transfer instructions and/or appropriately legend any stock certificates issued pursuant to this Award in order to ensure compliance with the foregoing.

If the sale of Shares acquired under this Award is not registered under the Securities Act, but an exemption is available which requires an investment representation or other representation and warranty, you shall represent and agree that the Shares being acquired are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations and warranties as are deemed necessary or appropriate by the Company and its counsel.

If the sale of Shares acquired under this Agreement is not registered under the Securities Act, but an exemption is available which requires an investment representation or other representation and warranty, the Participant shall represent and agree that the Shares being acquired are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations and warranties as are deemed necessary or appropriate by the Company and its counsel.

The Participant may also be required, as a condition of the Award, to enter into any Company stockholder agreement or other agreements that are applicable to stockholders.

Clawback Policy	The Participant expressly acknowledges and agrees to be bound by Paragraph 35 of the Plan, which contains provisions addressing the Company’s policy on recoupment of equity or other compensation.
No Retention Rights

The Participant’s Award or this Agreement does not give the Participant the right to be retained by the Company (or any Affiliate) in any capacity. The Company (and its Affiliates) reserves the right to terminate the Participant’s Service at any time and for any reason.

Adjustments

In the event of a Corporate Transaction, the provisions of Plan Paragraph 25(b) shall apply as is to this Award.  In addition, the provisions of Plan Paragraphs 25(a) and 25(d) shall also apply as is to this Award.  The Award shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends	All certificates or book entries representing the Shares issued under this Award may, where applicable, have endorsed thereon any notation or legend the Company determines appropriate.
Taxes and Withholding

The Participant will be solely responsible for payment of any and all applicable taxes, including without limitation any penalties or interest based upon such tax obligations, associated with this Award.  The Participant will not be allowed to receive benefits from this Award unless acceptable arrangements are made to pay any withholding or other taxes that may be due as a result of the Award or sale of Shares acquired under this Award.

Legal Compliance with Law	The Company (and any Affiliate) is not responsible for the Participant’s legal compliance requirements relating to this Award, including, but not limited to, tax reporting.
Regulatory Compliance

The issuance of Common Stock pursuant to this Agreement shall be subject to full compliance with all applicable requirements of law and the requirements of any stock exchange or interdealer quotation system upon which the Common Stock may be listed or traded.

Data Privacy

The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing his or her participation in the Plan. The Participant understands that the Company holds certain personal information about him or her, including, but not limited to, name, home address and telephone number, date of birth, gender, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all awards or any other entitlement to Shares awarded, cancelled, purchased, exercised, vested, unvested or outstanding in the Participant’s favor for the purpose of implementing, managing and administering the Plan (“Data”). The Participant understands that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in his or her country or elsewhere and that the recipient country may have different data privacy laws and protections than his or her country.  The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired under the Plan.

Notice

Any notice to be given or delivered to the Company relating to this Agreement shall be in writing and addressed to the Company at its principal corporate offices. All notices shall be deemed effective upon personal delivery or upon deposit in the postal mail, postage prepaid and properly addressed to the Company. Any notice to be given or delivered to the Participant relating to this Agreement may be delivered by electronic form including without limitation by email (including prospectuses required by the Securities and Exchange Commission) as well as all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements). The Company may also deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.

Other Information

The Participant agrees to receive stockholder information, including copies of any annual report, proxy statement and periodic report, from the Company’s website, if the Company wishes to provide such information through its website. The Participant acknowledges that copies of the Plan, Plan prospectus, Plan information and stockholder information are also available upon written or telephonic request to the Administrator.

Further Assistance

The Participant agrees to provide assistance (either before or after termination of Service) reasonably requested by the Company in connection with actions taken by the Participant while providing Services to the Company, including but not limited to assistance in connection with any lawsuits or other claims against the Company arising from events during the period in which the Participant rendered Service.

Additional Conditions

If the Company shall determine, in its sole discretion, that the consent or approval of any governmental authority is necessary or desirable as a condition to the payment of benefits to the Participant pursuant to the Plan, such payment shall not occur until such registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.
Enforcement

The Company will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights to which it may be entitled. The Participant agrees and acknowledges that money damages may not be an adequate remedy for breach of the provisions of this Agreement and that the Company may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

Nondisclosure of Confidential Information

The Participant acknowledges that the businesses of the Company are highly competitive and that the Company’s strategies, methods, books, records, and documents, technical information concerning their products, equipment, services, and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning former, present or prospective customers and business affiliates, all comprise confidential business information and trade secrets which are valuable, special, and unique assets which the Company uses in their business to obtain a competitive advantage over competitors. The Participant further acknowledges that protection of such confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to the Company in maintaining its competitive position. The Participant acknowledges that by reason of the Participant’s duties to and association with the Company, the Participant has had and will have access to and have and will become informed of confidential business information which is a competitive asset of the Company. The Participant hereby agrees that he or she will not, at any time during or after employment, make any unauthorized disclosure of any confidential business information or trade secrets of the Company, or make any use thereof, except in the carrying out of services responsibilities. The Participant shall take all necessary and appropriate steps to safeguard confidential business information and protect it against disclosure, misappropriation, misuse, loss and theft. Confidential business information shall not include information in the public domain (but only if the same becomes part of the public domain through a means other than a disclosure prohibited hereunder). The above notwithstanding, a disclosure shall not be unauthorized if (i) it is required by law or by a court of competent jurisdiction or (ii) it is in connection with any judicial, arbitration, dispute resolution or other legal proceeding in which the Participant’s legal rights and obligations as a Service provider or under this Agreement are at issue; provided, however, that the Participant shall, to the extent practicable and lawful in any such events, give prior notice to the Company of his or her intent to disclose any such confidential business information in such context so as to allow the Company an opportunity (which the Participant will not oppose) to obtain such protective orders or similar relief with respect thereto as may be deemed appropriate. In the event of any conflict in terms between this Section and the terms of any Company confidentiality or proprietary information agreement the Participant has executed, the terms of such other confidentiality or proprietary information agreement shall prevail and govern.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware without reference to the conflicts of law provisions thereof.
Interpretation

Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Administrator for review.  The resolution of such dispute by the Administrator shall be final and binding on the Participant and the Company.

Award is subject to Plan

This Award and this Agreement is subject to the Plan.  The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan shall govern and prevail.

Binding Effect; No Third Party Beneficiaries

This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and any respective heirs, representatives, successors and permitted assigns. This Agreement shall not confer any rights or remedies upon any person other than the Company and the Participant and any respective heirs, representatives, successors and permitted assigns. The parties agree that this Agreement shall survive the settlement or termination of the Award.  The Company may assign any of its rights under this Agreement.

Severability

The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.

Voluntary Participant	You acknowledge that you are voluntarily participating in the Plan.
No Rights to Future Awards

Your rights, if any, in respect of or in connection with this Award or any other awards are derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary future award.  By accepting this Award, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional awards to you or benefits in lieu of other awards even if awards have been granted repeatedly in the past.  All decisions with respect to future awards, if any, will be at the sole discretion of the Administrator.

No Right to Damages

You will have no right to bring a claim or to receive damages if any portion of the Award is cancelled or expires.  The loss of existing or potential profit in the Award will not constitute an element of damages in the event of the termination of your Service for any reason, even if the termination is in violation of an obligation of the Company or an Affiliate to you.

Future Value

The future value of the underlying Shares is unknown and cannot be predicted with certainty.  If the underlying Shares do not increase in value after the Date of Award, the Award could have little or no value.

Amendment

The Administrator has the right to amend, alter, suspend, discontinue, or cancel the Award, prospectively or retroactively; provided, that, no such amendment or other action shall adversely affect the Participant’s material rights under this Agreement without the Participant’s consent.

Extraordinary Compensation

The Award and the Stock Units subject to the Award are not intended to constitute or replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of the Participant’s normal or expected compensation, and in no way represent any portion of the Participant’s salary, compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, shall have the same effect as physical delivery of the paper document.

No Advice Regarding Award

The Company has not provided any tax, legal or financial advice, nor has the Company made any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying Shares. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

Acceptance

The Participant hereby acknowledges receipt of a copy of the Plan, the Plan prospectus and this Agreement.  The Participant has read and understands the terms and provisions thereof, and accepts the Stock Units subject to all of the terms and conditions of the Plan and this Agreement.  The Participant acknowledges that there may be adverse tax consequences upon the grant or vesting of the Stock Units or disposition of the underlying Shares and that the Participant should consult a tax advisor prior to such disposition.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.  Any inconsistency between this Agreement and the Plan shall be resolved by reference to the Plan.